EXHIBIT 10.4

THIS NOTE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED WITHOUT EITHER:  i) REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR ii) COMPLIANCE WITH APPLICABLE EXEMPTIONS FROM THE  REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

PROMISSORY NOTE

$___________	Effective June ___, 2010

FOR VALUE RECEIVED, Generation Zero Group, Inc., a Nevada Corporation (the “Company”), hereby promises to pay to the order of ________________, and/or assigns (the “Holder”), at the offices of Holder at __________________________, or such other place as may be designated by Holder to the Company in writing, the aggregate principal amount of ____________________________, together with interest on the unpaid principal amount hereof, upon the terms and conditions hereinafter set forth.

This Note is one of a series of Notes issued under the terms of a Share Exchange Agreement dated June __, 2010 (the “Share Exchange Agreement”) among the Company, Holder and there other parties thereto under which shares of Find.com URL Holding, LLC were exchanged by the holders thereof for Notes and common stock of the Company.

1.	Loan Amount. This Promissory Note (this “Note”, “Promissory Note” or “Agreement”) evidences the principal amount of ______________ (hereinafter referred to as the “Loan” or the “Principal”).

2.
Interest.  Interest on the outstanding portion of Principal of this Note shall accrued at a rate of twelve percent (12%) per annum.  Interest begins to accrue under this Note on June 1, 2010.  All past-due principal and interest (which failure to pay such amounts shall be defined herein as an "Event of Default") shall bear interest at the rate of fourteen percent (14%) per annum until paid in full.  All computations of interest shall be made on the basis of a 360-day year for actual days elapsed.  Such interest shall accrue and be paid as described in Section 3 of this Note.

3.
Payment Terms.  Principal and interest are due as follows: (i) a Principal payment is due on the date of this Note is issued in an amount equal to the Holder’s Portion (as defined in the last sentence of this Section 3) of  $50,000, (ii) a Principal payment is due 30 days after the date this Note is issued in an amount equal to the Holder’s Portion of $250,000, (iii) an additional six equal quarterly Principal payments, due 3 months, 6 months, 9 months, 12 months, 16 months and 20 months after the date this Note is issued, each such Principal payment is equal in amount to 1/6th of Holder’s Portion of $299,510.82, (representing the balance of past due interest under the Scientigo Secured Notes accrued from June 1, 2008 through May 31, 2010), (iv) interest accruing on this Note from June 1, 2010 is due and must be paid quarterly, beginning three months from the issuance of this Note, for 18 months from the date of the issuance of this Note, and (v) after such 18-month period, Generation Zero must begin to pay the remaining Principal balance of this Note in full over a 12-month period, in equal monthly installments plus accrued interest, with the final Principal payment due December 31, 2012 (the “Maturity Date”). All payments hereunder shall be made in lawful money of the United States of America.  Payment shall be credited first to the accrued interest then due and payable and the remainder to Principal.  The “Holder’s Portion” means the ratio of the principal amount of Generation Zero Notes held by Holder under this Note to the total outstanding amount of all the Generation Zero Notes issued in connection with the Share Exchange Agreement.

a.
Notwithstanding any provision in this Note, the total liability for payments of interest and payments in the nature of interest, including all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the State of Georgia or the applicable laws of the United States of America, whichever shall be higher (the “Maximum Rate”).

b.
In the event the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, which for any month or other interest payment period exceeds the Maximum Rate, all sums in excess of those lawfully collectible as interest for the period in question (and without further agreement or notice by, among or to the Holder the undersigned) shall be applied to the reduction of the principal balance, with the same force and effect as though the undersigned had specifically designated such excess sums to be so applied to the reduction of the principal balance and the Holder had agreed to accept such sums as a premium-free prepayment of principal; provided, however, that the Holder may, at any time and from time to time, elect, by notice in writing to the undersigned, to waive, reduce or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the principal balance.  The undersigned does not intend or expect to pay nor does the Holder intend or expect to charge, accept or collect any interest under this Note greater than the Maximum Rate.

c.
If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding Business Day. "Business Day" means a day other than (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in Atlanta, Georgia, are authorized or required to be closed for business.

4.	Redemption. This Note may be redeemed by the Company by payment of the entire Principal and interest outstanding under this Note in cash to Holder.

a.	This Note may be prepaid in whole or in part at any time without penalty.

b.	Any partial prepayment shall be applied first to any accrued interest and then to any principal Loan amount outstanding.

5.	Representations and Warranties of the Company. The Company represents and warrants to Holder as follows:

a.
The execution and delivery by the Company of this Note (i) are within the Company’s corporate power and authority, and (ii) have been duly authorized by all necessary corporate action.  Further, the undersigned is a duly authorized representative of the Company and has been authorized by a resolution of the Board of Directors of the Company to exercise any and all documents necessary to effectuate the transaction contemplated hereby.

b.
This Note is a legally binding obligation of the Company, enforceable against the Company in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights, and (ii) the availability of the remedy of specific performance or in injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

6.
Events of Default.  The then-outstanding principal balance of this Note, together with any interest accrued thereon shall become immediately due and payable if any of the following events ("Events of Default"), and/or any other default or Events of Default defined elsewhere in this Note, provided, that the Company issue the Holder the Holder’s Portion (as defined in Section 3 of this Note) of 50,000 shares of Company common stock to obtain a 30 day extension to cure any payment or default.  Penalty interest nevertheless accrues during the 30-day extension (these shares are not registered and are subject to restrictive legends customary for unregistered securities in form reasonably satisfactory to the Collateral Agent).  Events of Default include:

(a)    the Company shall fail to pay when and as due, the principal or interest payable under this Note (or under any of the Notes issued with this Note) on the due date of such payment; or

(b)    there is a default, by the Company or any other grantor, under any security agreement securing the payment of this Note;

(c)    the Company shall: (i) become insolvent or take any action which constitutes its admission of inability to pay its debts as they mature; (ii) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iv) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (v) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (vi) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

(d)      the Company shall take any action authorizing, or in furtherance of, any of the foregoing.

In case any one or more Events of Default shall occur and be continuing (and not fully cured within 60 days of the occurrence), Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.  In case of a default in the payment of any principal of or premium, if any, or interest on this Note, the Company will pay to Holder such further amount as shall be sufficient to cover the reasonable cost and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.  No course of dealing and no delay on the part of Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Holder’s rights, powers or remedies.  No right, power or remedy conferred by this Note upon Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

The Company will give Holder notice of the occurrence of an Event of Default promptly (setting forth in reasonable detail all facts related thereto) after the Company has knowledge of the occurrence of any such event.

7.
Security Agreement. Exhibit C to the Share Exchange Agreement under which this Note is issued sets forth a form of security agreement.  The Generation Zero Notes are secured by security interests in the following collateral: (a) an “all assets” security interest in Generation Zero’s personal property, including a security interest in Generation Zero’s 40% membership interest in Generation Zero Sub, LLC; (b) a security interest in Generation Zero Sub 100% stock ownership of URL Holding, which owns the find.com URL, and (c) a security interest in all the assets of URL Holding, including the find.com URL.  Scientigo will act as your collateral agent (“Collateral Agent”).  The security agreements with respect to these items of collateral provide that the Collateral Agent, after the payment of costs and expenses, distributes proceeds of any foreclosure or other action on the collateral ratably among the holders of Generation Zero Notes based upon the unpaid principal balance of each holder.  If a default is not cured within 60 days, the Notes accelerate and the collateral agent may undertake collection remedies.  Each of the security agreements shall be in form similar to Exhibit C to the Share Exchange Agreement and otherwise acceptable to the Collateral Agent.

Scientigo’s powers and responsibilities as Collateral Agent as Exhibit A to the Master Noteholder Consent to Terms of Acceptance of Collateral and Agreement dated June __, 2010. Actions taken by Scientigo that are within the scope of the powers granted to the Collateral Agent are binding on each holder of Generation Zero Notes, even if the holder objects to the action, disapproves of the action, or did not know of the action.  The Holder’s rights under this Note may only be amended, changed, modified, discharged, cancelled, or converted into another class of security of the Company or another issuer by the Collateral Agent acting with the approval of holders of at least 85%  of the outstanding principal amount on all the Notes, without your approval or consent.

8.
Certain Waivers by the Company.  Except as expressly provided otherwise in this Note, the Company and every endorser or guarantor, if any, of this Note waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral available to Holder, if any, and to the addition or release of any other party or person primarily or secondarily liable.

9.
Assignment by Holder.  If and whenever this Note shall be assigned and transferred, or negotiated, including transfers to substitute or successor trustees, the holder hereof shall be deemed the “Holder” for all purposes under this Note.

10.
Amendment.  This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought; provided, however, the Collateral Agent is authorized to act on behalf of the Holder in certain circumstances, including amending, changing, modifying or discharging this Note, whether or not the Holder has consented.  Your rights under this Note may only be amended, changed, modified, discharged, cancelled, or converted into another class of security of the Company or another issuer by your Collateral Agent acting with the approval of holders of at least 85% of the outstanding principal amount on all the Notes, without your approval or consent.

11.
Costs and Fees.  Anything else in this Note to the contrary notwithstanding, in any action arising out of this Agreement, the prevailing party shall be entitled to collect from the non-prevailing party all of its attorneys’ fees.  For the purposes of this Note, the party who receives or is awarded a substantial portion of the damages or claims sought in any proceeding shall be deemed the “prevailing” party and attorneys’ fees shall mean the reasonable fees charged by an attorney or a law firm for legal services and the services of any legal assistants, and costs of litigation, including, but not limited to, fees and costs at trial and appellate levels.

12.
Governing Law.  It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of Georgia, except as such laws may be preempted by any federal law controlling the rate of interest which may be charged on account of this Note.

13.
No Third Party Benefit.  The provisions and covenants set forth in this Agreement are made solely for the benefit of the parties to this Agreement, and the Collateral Agent, and are not for the benefit of any other person, and no other person shall have any right to enforce these provisions and covenants against any party to this Agreement.

14.
Jurisdiction, Venue and Jury Trial Waiver.  The parties hereby consent and agree that, in any actions predicated upon this Note, venue is properly laid in Georgia and that the Circuit Court in and for Atlanta, Georgia, shall have full subject matter and personal jurisdiction over the parties to determine all issues arising out of or in connection with the execution and enforcement of this Note.

15.
Interpretation.  The term “Company” as used herein in every instance shall include the Company’s successors, legal representatives and assigns, including all subsequent grantees, either voluntarily by act of the Company or involuntarily by operation of law and shall denote the singular and/or plural and the masculine and/or feminine and natural and/or artificial persons, whenever and wherever the contexts so requires or properly applies.  The term “Holder” as used herein in every instance shall include the Holder’s successors, legal representatives and assigns, as well as all subsequent assignees, endorsees and holders of this Note, either voluntarily by act of the parties or involuntarily by operation of law.  Captions and paragraph headings in this Note are for convenience only and shall not affect its interpretation.

16.
Entire Agreement.  This Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understanding or written or oral agreements between the parties respecting the subject matter hereof.

17.
WAIVER OF JURY TRIAL.  THE COMPANY AND HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS, (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.  THE COMPANY ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE HOLDER IN EXTENDING CREDIT TO THE COMPANY, THAT THE HOLDER WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT THE COMPANY HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

18.
Entire Agreement.  This Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understanding or written or oral agreements between the parties respecting the subject matter hereof.

19.
Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed or scanned and emailed to another Party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy or PDF of this Agreement shall be effective as an original for all purposes.

IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be executed and delivered by a duly authorized officer as of the date first above written, to be effective as of the effective date set forth above.

GENERATION ZERO GROUP, INC. a Nevada Corporation

By: ______________________
Matthew Krieg, President